GUARANTEE AND SECURITY AGREEMENT

THIS AGREEMENT made this 20th day of July, 1995.

BETWEEN:

     WORK RECOVERY, INC.
     Suite 14, 2341 South Friebus
     Tucson, Arizona, U.S.A.  85713

     (hereinafter referred to as the "Guarantor")

OF THE FIRST PART

AND:

     YORKTON SECURITIES, INC.
     Suite 1000, 1055 Dunsmuir Street
     Vancouver, British Columbia, Canada, V7X 1L4

     (hereinafter referred to as the "Creditor")

OF THE SECOND PART


WHEREAS:

A. Pursuant to a loan agreement (the "Loss Agreement"), a copy of which is attached hereto as Schedule "A", among Peter Voss, Intavest Pty. Ltd. (collectively the
"Debtors") and the Creditor, the Creditor has agreed to advance (U.S.) $6,250,000 to the Debtors (the "Loan").

B. As a condition to the Creditor advancing the Loan to the Debtors, the Guarantor has agreed to guarantee the repayment to the Creditor of a portion of the Loan and to provide cash security to the Creditor for such guarantee.

IN CONSIDERATION of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor agrees with the Creditor as follows:

1.   GUARANTEED OBLIGATIONS

     The guarantor irrevocably and unconditionally guarantees the due and punctual payment and performance of (U.S.) $5,748,750 (plus accrued interest) of any and all debts, liabilities and obligations (collectively, the "Guaranteed
     Obligations") of the Debtors to the Creditor pursuant to the Loan Agreement (including without limitation, any debit balances in account #8H-8691-
     3 of Intavest Pty. Ltd. with the Creditor), whenever, however or wherever incurred, subject to the terms of this Agreement.

2.   RIGHT TO IMMEDIATE PAYMENT

     The Creditor shall not be bound to seek or exhaust its resources against the Debtors or any other persons or to realize on any other security it may hold in respect to the Guaranteed Obligations before being entitled to payment from the Guarantor under this agreement and the guarantor renounces all benefits of discussion and division.

3.   STATEMENT OF ACCOUNTS

     Any account settled or stated by or between the Creditor and the Debtors, or if any such account has not been so stated or settled prior to any demand for payment, any account stated by the Creditor shall, in the absence of manifest error, be accepted by the Guarantor as conclusive evidence that the amount of the Guaranteed Obligations so settled or stated is due and payable by the Debtors to the Creditor.

4.   LIABILITY ABSOLUTE

     The liability of the Guarantor shall be absolute and unconditional irrespective of:

     (a)  the invalidity, unenforceability or
          illegality, in whole or in part, of any
          agreements, instruments or other documents held by the Creditor to create, represent or evidence any Guaranteed Obligations;

     (b) any defence or counterclaim available to the Debtors;

     (c) any change in the name, objects, capital, constating documents of by-laws of the Debtor or the Guarantor;

     (d) any amalgamation, merger or re-organization of the Debtors or the Guarantor;

     (e) any other circumstances which might otherwise constitute, in whole or in part, a defence to the Guarantor, the Debtors or any other persons, firms or corporations in respect to the Guaranteed Obligations or the liability of the Guarantor.

5.   SECURITY DEPOSIT

     The Guarantor will deliver, concurrent with the signing of this Agreement the sum of (U.S.)
     $5,748,750 (the "Security Deposit") to be deposited in account #8W-7833-6 with the Creditor (the
     "Guaranty Account") in the name of the Guarantor.
     The Creditor is authorized to hold the  Security
     Deposit and any interest earned thereon as continuing collateral security for the payment of all Guaranteed Obligations of the Guarantor pursuant to this Agreement and the Loan Agreement.

6.   INTEREST ON SECURITY DEPOSIT

     Interest on the Security Deposit in the Guaranty
     Account shall accrue at the regular rate specified for cash deposits with the Creditor, and all interest accruing on the Security Deposit in the Guaranty Account shall accrue for the benefit of the Guarantor and will form a part of the collateral under this Agreement.

7.   TERM OF DEPOSIT

     The Security Deposit shall remain in the Guaranty
     Account for as long as this Agreement shall remain in effect. During the term of this Agreement, the Guarantor shall have no right whatsoever to access the Guaranty Account, save and except with the express written consent of the Creditor.

8.   LIMITATION AS TO AMOUNT

     The liability of the Guarantor shall be limited to the sum of (U.S.) $5,748,750 plus accrued interest on the Guaranty Account ( the "Maximum Amount").

9.   DEALINGS BY CREDITOR

     The Creditor may, without giving notice to or obtaining the consent of the Guarantor, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, whether full, partial, conditional or otherwise, perfect or fail to perfect any security interest, release any undertaking, property or assets charged by any security to third parties and otherwise deal or fail to deal with the Debtors and others
     (including, without limitation, any other guarantors) and any security interest, hold any moneys received from the Debtors and others or from any security unappropriated, apply such whole or in part from time to time, all as the Creditor may see fit, without prejudice to or in any way discharging or diminishing the liability of the Guarantor and no loss in respect of any security received by the Creditor from the Debtors or any other person, whether occasioned through the fault of the Creditor or otherwise, shall in any way discharge or diminish the liability of the Guarantor.

10.  LIABILITY AS PRINCIPAL DEBTORS

     All debts, liabilities and obligations purporting to be incurred by the Debtors and owing to the Creditor pursuant to the Loan Agreement shall form part of the Guaranteed Obligations despite any incapacity, disability, or lack or limitation of status or power of the Debtors or any of their directors, officers or agents or that the Debtors may not be a legal entity or any irregularity or defect or informality in the incurring of such debts, liabilities or obligations and any such debts, liabilities and obligations which may not be recoverable from the Guarantor as guarantor shall be recoverable from the Guarantor as principal debtor upon demand and with interest, calculated and payable as provided in this agreement.

11.  REPRESENTATIONS OF GUARANTOR

     The Guarantor represents and warrants that:

     (a) to its knowledge, the Debtors collectively own less than 5% of the outstanding voting securities of the Guarantor;

     (b) Peter Voss is not a director or officer of the Guarantor and does not otherwise have the ability to influence the policy making decisions of management of the Guarantor; and

     (c) the Guarantor has received all necessary approvals of its board for the execution and delivery of this Agreement.

12.  PAYMENT ON DEMAND

     The liability of the Guarantor shall be payable immediately upon written demand (the "Demand Notice") and such demand shall be conclusively deemed to have been effectually made and given when such demand, addressed to the Guarantor, is delivered by courier or sent by telecopier, to the attention of the Guarantor at the address shown on the cover page of this Agreement, or at such other address as the Guarantor may from time to time designate to the Creditor in writing.

13.  ACCESS TO GUARANTY ACCOUNT

     Where a Demand Notice is issued as contemplated in paragraph 12 herein, the Creditor shall have the right to access the Guaranty Account without further notice to the Guarantor and apply the funds contained therein against payment of the Guaranteed
     Obligations up to the Maximum Amount.

14.  CONTINUING NATURE AND REINSTATEMENT

     This Agreement is a continuing guarantee and shall apply to and secure payment of all Guaranteed
     Obligations and any ultimate unpaid balance thereof.
     This Agreement shall be reinstated if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise by returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtors or for any other reason whatsoever, all as though such payment had not been made.

15.  LIQUIDATION, BANKRUPTCY, ETC.

     In the event of any liquidation, winding up or bankruptcy of either of the Debtors (whether voluntary or compulsory) or in the event that either of the Debtors shall make a bulk sale of any of their respective assets within the bulk transfer provisions of any applicable legislation or enter into any composition with creditors or scheme of arrangement, the Creditor shall have the right to tank in priority to the Guarantor for its claim in respect of the Guaranteed Obligations and to receive all dividends or other payment sin respect thereof until its claim has been paid in full, all without prejudice to its claim against the Guarantor who shall continue to be liable for any remaining unpaid balance of the Guaranteed
     Obligations.

16.  WAIVER OF SUBROGATION RIGHTS

     In the event that the Creditor receives any payments on account of the liability of the Guarantor, the Guarantor shall not have and waives to the extent required, all rights to claim repayment from or against the Debtors and any other guarantors and all rights to be subrogated to any rights of the Creditor, until the obligations of the Debtors under the Loan Agreement have been paid in full.

17.  POSTPONEMENT AND ADJUSTMENT OF CLAIMS

     All present and future debts, liabilities and obligations (collectively the "Assigned
     Obligations") of the Debtors to the Guarantor are postponed to the payment of the Guaranteed
     Obligations and are assigned by the Guarantor to the Creditor as continuing security for the payment of the liability of the Guarantor. Any moneys or other property received by the Guarantor in respect of any Assigned Obligations shall be received in trust for, and immediately paid over to, the Creditor with all necessary endorsements and assignments and pending such payment shall be held separate and a-part from all other property held by the Guarantor. Any moneys received by the Creditor pursuant to this section, including moneys derived from instruments and any other property, may be applied against any Guaranteed Obligations or held by the Creditor as continuing security for the liability of the Guarantor or released to the Guarantor, all as the Creditor may see fir and without prejudicing or in any way discharging or diminishing the liability of the Guarantor. In the event that the further liability of the Guarantor is terminated, the provisions of this Agreement relating to the postponement and assignment of the Assigned Obligations shall continue in full force and effect until the Guaranteed Obligations have been paid in full and the Creditor is under no obligation to make further advances or extend any other financial accommodation to or for the benefit of the Debtors.

18.  TERM OF AGREEMENT

     This Agreement shall remain in full force and effect unless and until the Debtor have repaid all indebtedness to the Lender in accordance with the terms of the Loan Agreement.

19.  COPY OF AGREEMENT AND FINANCING STATEMENT

     The Guarantor hereby acknowledges receiving a copy of this Agreement and waives all rights to receive from the Creditor, a copy of any financing statement, financing change statement, or verification statement field from time to time to register the security interest created hereunder.

20.  NO RIGHT OF SET-OFF

     All amounts payable by the Guarantor shall be paid without set-off counterclaim and without any deduction of withholding whatsoever unless and to the extent that the Guarantor shall be prohibited by law from doing so, in which case the Guarantor shall pay to the Creditor such additional amount as shall be necessary to ensure that the Creditor receives the full amount it would have received if no such deduction or withholding had been made.

21.  ENTIRE AGREEMENT

     There are no representatives, conditions., agreements or understandings with respect to the Agreement or affecting the liability of the Guarantor other than as set forth or referred to in this Agreement.

22.  ADDITIONAL SECURITY

     This agreement is in addition and without prejudice to any security with respect to the agreement or affecting the liability of the Guarantor.

23.  FURTHER ASSURANCES

     The Guarantor shall from time to time upon the request of the Creditor, execute and deliver under seal or otherwise, all such further agreement, instruments and documents and do all such further acts and things as the Creditor may require to give effect to the transactions contemplated by this Agreement.

24.  SUCCESSORS AND ASSIGNS

     This Agreement shall enure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Guarantor and the Creditor.

25.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Victoria, Australia, without regard to principals of conflicts of law.

26.  JURISDICTION

     The Guarantor agrees that any legal action or proceeding with respect to this Agreement, any loan document or any other agreement, document or instrument executed in connection herewith or therewith, or any action or proceeding to execute or to otherwise enforce any judgment obtained against the Debtor or the Guarantor or any of its or their respective properties, may be brought in the courts of the State of Victoria, Australia or the Providence of British Columbia, Canada as the Creditor may elect; provided always that suit may also be brought in the courts of any country or place where the Debtors or the Guarantor or their respective assets may be found; and, by execution and delivery of this Agreement, the Guarantor irrevocably submits to each jurisdiction, the Guarantor waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, any loss document or any other agreement, document or instrument executed in connection herewith brought in the courts of the State of victoria, Australia, or the Providence of British Columbia, Canada, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court, has been brought in an inconvenient form.

27.  COUNTERPART

     This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be decreed to be an original and all of which taken together shall constitute but one in the same agreement, document or instrument, respectively. This Agreement will deemed to have been duly and properly executed and delivered when executed and delivered by telecopier.

     WORK RECOVERY, INC.
     Per:


     /s/ Thomas L. Brandon
     Authorized Signatory

     /s/ Linda J. Duncan*
     Authorized Signatory

     * Signature disavowed by Ms. Duncan

     YORKTON SECURITIES, INC.
     Per:

     /s/ John McCoach
     Authorized Signatory

     /s/ Not legible
     Authorized Signatory